POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:


    WHEREAS, The Southern New England Telephone Company, a Connecticut corporation (hereinafter referred to as the "Company"), proposes to file shortly with the Securities and Exchange Commission, under the provisions of the Securities Exchange Act of 1934, as amended, their annual report on Form 10-K; and

    WHEREAS, each of the undersigned is an officer or director, or both, of the Company, and holds the office, or offices, in the Company herein below indicated under his or her name;

    NOW, THEREFORE, the undersigned, and each of them, hereby constitutes and appoints Donald R. Shassian their attorney-in-fact for them and in their name, place and stead, and in each of their offices and capacities with the Company, to execute and file such annual report, and thereafter to execute and file any amendment or amendments thereto, hereby giving and granting to said attorney full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do, if personally present at the doing thereof, hereby ratifying and confirming all that said attorney may or shall lawfully do, or cause to be done, by virtue hereof.

    IN WITNESS WHEREOF each of the undersigned has executed this Power of Attorney this 13th day of March 1996.




Principal Executive Officer:                  Directors:



/s/ Daniel J. Miglio
    Daniel J. Miglio
Chairman, President, Chief
 Executive Officer and Director

                                             /s/ William F. Andrews
                                                 William F. Andrews, Director



                                             /s/ Richard H. Ayers
                                                 Richard H. Ayers, Director



                                             /s/ Zoe Baird
                                                 Zoe Baird, Director


                                             /s/ Robert L. Bennett
                                                 Robert L. Bennett, Director


                                             /s/ Barry M. Bloom
                                                 Barry M. Bloom, Director


                                             /s/ Frank J. Connor
                                                 Frank J. Connor, Director


                                             /s/ William R. Fenoglio
                                                 William R. Fenoglio, Director

                                             /s/ Claire L. Gaudiani
                                                 Claire L. Gaudiani, Director

                                             /s/ James R. Greenfield
                                                 James R. Greenfield, Director


                                             /s/ Ira D. Hall
                                                 Ira D. Hall, Director



                                             /s/ Burton G. Malkiel
                                                 Burton G. Malkiel, Director


                                            /s/ Frank R. O'Keefe, Jr.
                                                Frank R. O'Keefe, Jr., Director